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                                                                    EXHIBIT 3.16


                                     BY-LAWS

                                       OF

                              MRT MANAGEMENT CORP.

                            (A Delaware Corporation)


                                    ARTICLE I

                             STOCK AND STOCKHOLDERS

     1. CERTIFICATES REPRESENTING STOCK. Every holder of stock in the corporation shall be entitled to have a certificate signed by, or in the name of, the corporation by the Chairman of the Board or the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation certifying the number of shares owned by him in the corporation. Any and all signatures on any such certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

     Whenever the corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the corporation shall issue any shares of its stock as partly paid stock, the certificate representing shares of any such class or series or of any such partly paid stock shall set forth thereon the statements prescribed by the General Corporation Law. Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

     The corporation may issue a new certificate of stock in place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Board of Directors may require the owner of any lost, stolen, or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate.

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     2. FRACTIONAL SHARE INTERESTS. The corporation may, but shall not be required to, issue fractions of a share of stock. If the corporation does not issue fractions of a share, it shall (1) arrange for the disposition of fractional interests by those entitled thereto, (2) pay in cash the fair value of fractions of a share of stock as of the time when those entitled to receive such fractions are determined, (3) issue scrip or warrants in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate for a fractional share shall, but such scrip or warrants shall not unless provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the corporation in the event of liquidation. The Board of Directors may cause scrip or warrants to be issued subject to the condition that they shall become void if not exchanged for certificates representing full shares of stock before a specified date, or subject to the condition that the shares of stock for which scrip or warrants are exchangeable may be sold by the corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the Board of Directors may determine.

     3. STOCK TRANSFERS. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfers of shares of stock of the corporation shall be made only on the stock ledger of the corporation by the registered holder thereof, or by his attorney thereunder authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon.

     4. RECORD DATE FOR STOCKHOLDERS. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to or dissent from any corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the directors may fix, in advance, a date as the record date for any such determination of stockholders. Such date shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed, the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if

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notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. When a determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders has been made as provided in this paragraph, such determination shall apply to any adjournment thereof; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     5. STOCKHOLDER MEETINGS.

     - TIME. The annual meeting shall be held on the date and at the time fixed from time to time by the Board of Directors, provided, that the first annual meeting shall be held on a date within thirteen months after the organization of the corporation, and each successive annual meeting shall be held on a date within thirteen months after the date of the preceding annual meeting. A special meeting shall be held on the date and at the time fixed by the Board of Directors.

     - PLACE. Annual meetings and special meetings shall be held at such place, within or without the State of Delaware, as the Board of Directors may from time to time fix. Whenever the Board of Directors shall fail to fix such place, the meeting shall be held at the principal executive office of the corporation.

     - CALL. Annual meetings and special meetings may be called by the Board of Directors, the Chairman of the Board, the President, or any two or more directors, and shall be called by the President or a Vice President or the Secretary at the written demand of the holders of at least one-fourth of all outstanding shares entitled to vote on the action proposed to be taken at such meeting, which demand shall state the purpose or purposes of the proposed meeting.

     - NOTICE OR WAIVER OF NOTICE. Written notice of all meetings shall be given, stating the place, date, and hour of the meeting and stating the place within the city or other municipality or community at which the list of stockholders of the corporation may be examined. The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting, and shall (if any other action which could be taken at a special meeting is to be taken at such annual meeting) state the purpose or purposes. The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called. The notice of any meeting shall also include, or be accompanied by, any additional

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statements, information or documents prescribed by the General Corporation Law.
Except as otherwise provided by the General Corporation Law, a copy of the notice of any meeting shall be given, personally or by mail, not less than ten days nor more than sixty days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived, and directed to each stockholder at his record address or at such other address which he may have furnished by request in writing to the Secretary of the corporation. Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in the United States mail. If a meeting is adjourned to another time, not more than thirty days hence, and/or to another place, and if an announcement of the adjourned time and place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the directors, after adjournment, fix a new record date for the adjourned meeting. Notice need not be given to any stockholder who submits a written waiver of notice signed by him before or after the time stated therein. Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

     - STOCKHOLDER LIST. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city or other municipality or community where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

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     - CONDUCT OF MEETING. Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and if present and acting - the Chairman of the Board, the President, a Vice President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the stockholders. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the chairman of the meeting shall appoint a secretary of the meeting.

     - PROXY REPRESENTATION. Each stockholder entitled to vote at a meeting of stockholders, or to express consent or dissent to corporate action without a meeting, may authorize another person or persons to act for him by proxy. Every proxy must be signed by the stockholder or by his attorney-in-fact. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.

     - INSPECTORS AND JUDGES. The Board of Directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election or judges of the vote, as the case may be, to act at the meeting or any adjournment thereof. If an inspector or inspectors or judge or judges are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors or judges. In case any person who may be appointed as an inspector or judge fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector or judge, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector or judge at such meeting with strict impartiality and according to the best of his ability. The

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inspectors or judges, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors or judge or judges, if any, shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them.

     - QUORUM. The holders of a majority of the outstanding shares of stock entitled to vote, present in person or represented by proxy, shall constitute a quorum at a meeting of stockholders for the transaction of any business. The stockholders present may adjourn the meeting despite the absence of a quorum.

     - VOTING. Except as otherwise provided by the General Corporation Law or by the Certificate of Incorporation, each share of stock entitled to vote shall entitle the holder thereof to one vote. In the election of directors, a plurality of the votes cast shall elect. Directors shall be elected by cumulative voting, if and as provided in the Certificate of Incorporation. Any other action shall be authorized by a majority of the votes cast except where the General Corporation Law or these by-laws or the Certificate of Incorporation prescribes a different percentage of votes and/or a different exercise of voting power. In the election of directors, voting need not be by ballot. Voting by ballot shall not be required for any other corporate action except as otherwise provided by the General Corporation Law.

     6. STOCKHOLDER ACTION WITHOUT A MEETING. Any action required by the General Corporation Law to be taken or which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be

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delivered to the corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.


                                   ARTICLE II

                                    DIRECTORS

     1. FUNCTIONS AND DEFINITION. The business of the corporation shall be managed by or under the direction of the Board of Directors of the corporation. The use of the phrase "whole Board" herein refers to the total number of directors which the corporation would have if there were no vacancies.

     2. QUALIFICATIONS AND NUMBER. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The initial Board of Directors shall consist of one (1) person. Thereafter the number of directors constituting the whole board shall be not less than one, nor more than seven. Subject to the foregoing limitation and except for the first Board of Directors, such number may be fixed from time to time by action of the stockholders or of the directors, or, if the number is not fixed, the number shall be two. The number of directors may be increased or decreased by action of the stockholders or of the Board.

     3. ELECTION AND TERM. The first Board of Directors, unless the members thereof shall have been named in the Certificate of Incorporation, shall be elected by the incorporator or incorporators and shall hold office until the first annual meeting of stockholders and until their successors have been elected and qualified or until their earlier resignation or removal. Thereafter, directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their successors have been elected and qualified or until their earlier resignation or removal. In the interim between annual meetings of stockholders or of special meetings of stockholders called for the election of directors and/or for the

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removal of one or more directors and for the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including vacancies resulting from the removal of directors for cause or without cause, may be filled by the vote of a majority of the directors then in office, although less than a quorum, or by the sole remaining director, for the balance of the term thereof, or if the Board of Directors has not filled any such vacancy, it may be filled by vote of the stockholders.

     4. MEETINGS.

     - TIME. Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

     - PLACE. Meetings shall be held at such place within or without the State of Delaware as shall be fixed by the Board.

     - CALL. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board, if any, the President, the Secretary or any two
(2) of the directors in office.

     - NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. The notice of any regular or special meeting shall specify the business to be transacted at the meeting and/or the purpose or purposes for which such meeting is being called, and no other business or purpose may be conducted or considered at such meeting. Notice need not be given to any director who submits a written waiver of notice signed by him before or after the time of the meeting. Attendance of any such person at a meeting shall constitute a waiver of notice of such meeting, except when he attends a meeting for the sole purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting need be specified in any written waiver of notice.

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     - QUORUM AND ACTION. A majority of the whole Board shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided, that such majority shall constitute at least one-third of the whole Board, except that if the number of directors constituting the whole Board is one, then one director shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as herein otherwise provided, and except as otherwise provided by the General Corporation Law and the Certificate of Incorporation, the act of the Board shall be the act by vote of a majority of the directors present at a meeting at which a quorum is present.

     - CHAIRMAN OF THE MEETING. The Chairman of the Board shall preside at all meetings. If, for any reason, the Chairman of the Board is not present at any meeting, the President (if a director) shall preside, and if, for any reason, the President is not present or is not a director, any director chosen by the Board shall preside.

     5. REMOVAL OF DIRECTORS. Except as may otherwise be provided by the General Corporation Law or the Certificate of Incorporation, any or all of the directors may be removed for cause or without cause by the holders of a majority of the shares then entitled to vote at an election of directors, provided, however, that, in case of the corporation having cumulative voting, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if voted cumulatively at an election of directors at which the same number of votes were cast and the whole Board were then being elected.

     6. COMMITTEES. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board and except as hereinafter provided, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. No such committee shall have the power or authority to amend the Certificate of Incorporation, adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution, declare a dividend, authorize the issuance of stock, elect or remove any officer, amend or repeal any resolution

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adopted by the Board or take any action prohibited by the General Corporation
Law. The notice provisions of these By-Laws pertaining to directors' meetings shall also apply to all committee meetings.

     7. ACTION IN WRITING. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

     8. PARTICIPATION BY CONFERENCE PHONE. Members of the Board, or any committee designated by the Board, may participate in a meeting of the Board or committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

     9. COMPENSATION OF DIRECTORS. The Board, by the affirmative vote of a majority of directors in office and regardless of any personal interest of any of them, may establish reasonable compensation of all directors and of the Chairman of the Board and the President.


                                   ARTICLE III

                                    OFFICERS

     1. DESIGNATION. The directors shall elect a Chairman of the Board, a President and a Secretary, and may elect one or more Vice Presidents (including Executive, Senior and/or Assistant Vice Presidents), a Treasurer, Assistant Secretaries, Assistant Treasurers, and such other officers and agents as are desired. The President may but need not be a director. Any number of offices may be held by the same person, except that no officer shall, in more than one capacity, execute, acknowledge or verify any instrument required by the General Corporation Law or these By-Laws to be executed, acknowledged or verified by two or more officers.

     2. TERMS OF OFFICE. Unless otherwise provided in the resolution of election or appointment, each officer shall hold office until the meeting of the Board following the next annual meeting of stockholders and until his successor has been elected and qualified.

     3. CHAIRMAN OF THE BOARD. The Chairman of the Board shall be the chief executive officer of the corporation and shall preside at all meetings of the Board and of the stockholders, and shall be a member ex officio of all committees of the Board.

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     4. PRESIDENT. The President shall be the chief operating officer of the corporation, and shall have general and active management, direction and supervision over the business and affairs of the corporation and over its several subordinate officers.

     5. VICE PRESIDENTS. Each Vice President shall have such powers and perform such duties as the Board or the President may prescribe. In the absence or inability of the President to act, the Vice Presidents (in the order determined by the President or by the Board, or if there be no such determination, in the order of the election of Executive Vice Presidents, then of Senior Vice Presidents, then of Vice Presidents, and finally of Assistant Vice Presidents) may perform all the duties and may exercise any of the powers of the President. The performance of any such duty by a Vice President shall be conclusive evidence of his power to act.

     6. SECRETARY. The Secretary shall have charge of the minutes of all proceedings of the stockholders and of the Board. He or she shall attend to the giving of all notices to stockholders and directors. He or she shall have charge of the seal of the corporation and shall attest the same by his or her signature whenever required. He or she shall have charge of the record of stockholders of the corporation, and of such other books and papers as the Board may direct. He or she shall have all such powers and duties as generally are incident to the position of Secretary or as may be assigned to him or her by the President or the Board.

     7. TREASURER. The Treasurer shall have charge of all funds and securities of the Corporation, shall endorse the same for deposit or collection when necessary and shall deposit the same to the credit of the corporation in such banks or depositaries as the President may authorize. He or she may endorse all commercial documents requiring endorsements for or on behalf of the corporation and may sign all receipts and vouchers for payments made to the corporation. He or she shall have all such powers and duties as generally are incident to the position of Treasurer or as may be assigned to him or her by the President or by the Board.

     8. ASSISTANT SECRETARIES. In the absence or inability of the Secretary to act, any Assistant Secretary may perform all the duties and exercise all the powers of the Secretary. The performance of any such duty shall be conclusive evidence of his or her power to act. An Assistant Secretary shall also perform such other duties as the President, the Secretary or the Board may assign to him or her.

     9. ASSISTANT TREASURERS. In the absence or inability

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of the Treasurer to act, an Assistant Treasurer may perform all the duties and exercise all the powers of the Treasurer. The performance of any such duty shall be conclusive evidence of his or her power to act. An Assistant Treasurer shall also perform such other duties as the President, the Treasurer or the Board may assign to him or her.

     10. REMOVAL. The Board may remove any officer for cause or without cause.


                                   ARTICLE IV

                                 INDEMNIFICATION

     1. LIMITATION OF CERTAIN LIABILITY OF DIRECTORS. To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as director.

     2. INDEMNIFICATION AND INSURANCE. (a) Each person who was or is made a party or is threatened to be made a party to or is involved in any action suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or o a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against any expense, liability and loss (including attorneys' fees, judgments, fines, ERISA, excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators provided, however, that, except as provided in paragraph (b) hereof, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such

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proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this Section 2 shall be a contract right and shall including the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including without limitation service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery o the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section 2 or otherwise. The corporation may, by ac&on of its Board of Directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of director and officers.

     (b) If a claim under paragraph (a) of this Section 2 is not paid in full by the corporation within ninety days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition when the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     3. NON-EXCLUSIVITY OF RIGHTS. The right to indemnification and the payment of expenses conferred in this Article 6 shall not be deemed exclusive of any other right to

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which any person seeking indemnification or payment of expenses may be entitled under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     4. INSURANCE. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     5. AMENDMENT. Any future amendment or change in the indemnification and other rights provided for in this Article which has the effect of diminishing such indemnification or rights shall take effect prospectively only and shall not alter, restrict or diminish in any way the rights granted in this Article with respect to any act or occurrence as to which indemnification any other right under this Article is sought which takes place prior to the effective date of such amendment or change.


                                    ARTICLE V

                  CONTRACTS, LOANS, CHECKS, NOTES, DRAFTS, ETC.

     Contracts, checks, notes, drafts, acceptances, bills of exchange and other instruments, orders or obligations for the payment of money shall be signed by the Chairman of the Board, the President or by such officer or officers or person or persons as the Board or the Chairman of the Board or the President shall from time to time determine.


                                   ARTICLE VI

                                 CORPORATE SEAL

     The corporate seal shall be in such form as the Board shall prescribe.


                                   ARTICLE VII

                                   FISCAL YEAR

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     The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board.


                                  ARTICLE VIII

                                   AMENDMENTS

     The Board of Directors shall have the power to make, alter or repeal the By-Laws of the corporation subject to the power of the stockholders to alter or repeal the By-Laws made or altered by the Board of Directors. The stockholders shall also have the power to make, alter or repeal the By-Laws of the corporation.